Exhibit 10.2

SECOND AMENDMENT

TO

CREDIT AGREEMENT

DATED AS OF MARCH 24, 2014

AMONG

EMERALD OIL, INC.,
as Borrower,

The guarantors PARTY HERETO,

Wells Fargo Bank, N.A.,
as Administrative Agent,

and

The Lenders Party Hereto

SOLE BOOKRUNNER AND SOLE LEAD ARRANGER

WELLS FARGO SECURITIES LLC

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Second Amendment”) dated as of March 24, 2014, is among Emerald Oil, Inc., a Montana corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantors”), each Lender (as defined below) party hereto, and Wells Fargo Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A.                The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Credit Agreement dated as of November 20, 2012 as amended by that certain First Amendment dated as of February 18, 2013 (as amended, restated, modified or supplemented from time to time until the date hereof, the “Credit Agreement”).

B.                 The Borrower has requested and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement.

C.                 NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Second Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Definitions. Unless otherwise defined in this Second Amendment, each capitalized term used in this Second Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Credit Agreement.

Section 2.    Amendments to Credit Agreement.

2.1              Section 1.02. The following defined terms are hereby amended in their entirety or added, as applicable, to read as follows:

‘“Agreement’ means this Credit Agreement, including the Schedules and Exhibits hereto, as amended by the First Amendment to Credit Agreement dated as of February 18, 2013 and the Second Amendment to Credit Agreement dated as of March 24, 2014, as the same may be amended, amended and restated, supplemented or modified from time to time.

‘Cash Equivalent’ means unrestricted (a) cash held in US Dollars and (b) Investments of the type identified in Section 9.05(c) to (f).

‘Convertible Notes’ means those certain 2019 2.00% Convertible Senior Notes issued by the Borrower pursuant to the Indenture in the original principal amount of up to $172,500,000.

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‘Indenture’ means that certain Indenture dated as of March 24, 2014 between the Borrower and U.S. Bank National Association as the trustee.”

2.2              Section 8.17. Section 8.17 is hereby amended and restated in its entirety to read as follows:

“Section 8.17 Preferred Stock Agreement, Warrant Agreement and Indenture. The Borrower may amend the Preferred Stock Agreement, the Warrant Agreement and the Indenture or any other agreement or condition relating to the Preferred Stock, the Warrant Shares or the Convertible Notes or contained in any instrument or agreement relating thereto from time to time provided that any such amendment which would (a) increase the number of Preferred Stock or Warrant Shares or the aggregate principal amount of the Convertible Notes issuable under any such instrument or agreement, (b) alter any redemption requirement or (c) materially affect the Loans, the priority of the Liens and security interests of the Administrative Agent in the collateral and Oil and Gas Properties, the Credit Documents or any Credit Party, must be approved by all of the Lenders prior to such amendment.”

2.3              Section 9.01(a). Section 9.01(a) is hereby amended and restated in its entirety to read as follows:

“(a) Ratio of Total Debt to EBITDAX. The Borrower will not, as of the last day of any fiscal quarter, commencing with the quarter ending December 31, 2013, permit its ratio of Total Debt as of such date (and for any fiscal quarter ending in calendar year 2014, less Cash Equivalents in excess of $10,000,000, if any, as of such date) to EBITDAX for the four fiscal quarters ending on such date to be greater than 3.5 to 1.0;”

2.4              Section 9.02(f). Section 9.02(f) is hereby amended and restated in its entirety to read as follows:

“(f) the Convertible Notes.”

2.5              Section 9.04. Section 9.04 is hereby amended by deleting “and” after clause (iii) and replacing it with a comma, deleting the period at the end of clause (iv) and adding the following:

“, (v) so long as no Default, Event of Default or Borrowing Base Deficiency is occurring or would result therefrom, the Borrower may make interest payments with respect to the Convertible Notes at a rate of no more than 2.00% per annum and (vi) the Convertible Notes may be converted to common stock of the Borrower in accordance with the terms of the Indenture.”

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2.6              Section 10.01(f). Section 10.01(f) is hereby amended and restated in its entirety to read as follows:

“(f) (i) the Borrower or any other Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable or (ii) the occurrence of a “fundamental change” as defined in the Indenture, unless the Convertible Notes are converted to common stock of the Borrower in connection therewith.”

2.7              Section 10.01(g). Section 10.01(g) is hereby amended and restated in its entirety to read as follows:

“(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any other Loan Party to make an offer in respect thereof, provided that a conversion of the Convertible Notes into common stock of the Borrower in accordance with the terms of the Indenture shall not be an Event of Default under this Section 10.01(g).”

2.8              Section 10.01(l). Section 10.01(l) is hereby amended by deleting the word “continued” and replacing it with the word “continue”.

Section 3.    Effectiveness. This Second Amendment shall become effective on the first date on which each of the conditions set forth in this Section 3 is satisfied (the “Second Amendment Effective Date”):

3.1              The Administrative Agent shall have received duly executed counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment from the Borrower, each Guarantor and Lenders constituting the Majority Lenders.

3.2              The Borrower shall have paid all fees and other amounts due and payable on or prior to the Second Amendment Effective Date to the extent invoiced, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

3.3              The Administrative Agent shall be reasonably satisfied with the terms and conditions of the Indenture.

3.4              No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Second Amendment.

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Section 4.    Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 5.    Miscellaneous. (a) On and after the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Second Amendment; (b) the execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Second Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Second Amendment.

Section 6.    Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby and (c) represents and warrants to the Lenders that as of the Second Amendment Effective Date, after giving effect to the terms of this Second Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.

Section 7.    Loan Document. This Second Amendment is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

Section 8.    No Oral Agreements. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS SECOND AMENDMENT, embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	EMERALD OIL, INC., a Montana corporation

	By:	/s/ Paul Wiesner
Name: Paul Wiesner
Title: Chief Financial Officer

GUARANTOR:	EMERALD WB LLC

	By:	/s/ Paul Wiesner
Name: Paul Wiesner
Title: Chief Financial Officer, for and on behalf of each of the foregoing Guarantors

Signature Page

Emerald oil, inc – Second Amendment

ADMINISTRATIVE AGENT AND LENDER:	WELLS FARGO BANK, N.A., as Administrative Agent and as a Lender

	By:	/s/ Suzanne Ridenhour
Name: Suzanne Ridenhour Title: Director

Signature Page

Emerald oil, inc – Second Amendment